As filed with the Securities and Exchange Commission on March 15, 2010
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
to
FORM S-8

REGISTRATION STATEMENT UNDER THE
 SECURITIES ACT OF 1933

EnergyConnect Group, Inc.
(Exact name of registrant as specified in its charter)

Oregon	93-0935149
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

901 Campisi Way, Suite 260
Campbell, CA 95008
 (Address of principal executive offices) (Zip Code)

Amended 2004 Stock Incentive Plan
Restated 1995 Stock Incentive Plan
 (Full title of the Plans)

Kevin R. Evans, President and Chief Executive Officer
EnergyConnect Group, Inc.
901 Campisi Way, Suite 260
Campbell, CA 95008
(Name and address of agent for service)

(408) 370-3311
 (Telephone number, including area code, of agent for service)

Copy to:
 Christine McCarthy, Esq.
 Orrick, Herrington & Sutcliffe LLP
 1040 Marsh Road, Menlo Park , CA 94025
 (650) 614-7400

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if smaller reporting company)

EXPLANATORY STATEMENT

EnergyConnect Group, Inc. (the “Registrant”) is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to de-register certain shares of the Registrant’s Common Stock originally registered for offer or sale pursuant to the Registrant’s Restated 2004 Stock Incentive Plan (the “Plan”).

On December 26, 2006, the Registrant filed a Registration Statement on Form S-8 with the Securities and Exchange Commission (Registration No. 333-139671) registering 20,605,000 shares of common stock to be issued pursuant to the Registrant’s Restated 1995 Stock Incentive Plan and the Plan.  As of March 15, 2010, 15,408,853  of the shares available for issuance pursuant to the Plan have not been issued.  This Post-Effective Amendment is hereby filed to de-register all 15,408,853 shares that have not been issued pursuant to the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Campbell, State of California, on this 15th day of March, 2010.

ENERGYCONNECT GROUP, INC.

By:	/s/ Kevin R. Evans
Kevin R. Evans
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities indicated below on this 15th day of March, 2010.

Signature	Title

/s/ Kevin R. Evans
Kevin R. Evans	Director, President and Chief Executive Officer

/s/ Andrew Warner
Andrew Warner	Secretary and Chief Financial Officer

/s/ William C. McCormick
William C. McCormick	Chairman of the Board of Directors

/s/ Rodney M. Boucher
Rodney M. Boucher	Director

/s/ Gary D. Conley
Gary D. Conley	Director

/s/ John P. Metcalf
John P. Metcalf	Director

/s/ Kurt E. Yeager
Kurt E. Yeager	Director